Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

NB Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Aggregate Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be paid	Equity	Common stock, $0.01 par value per share	Rule 457(a)	42,705,729(1)	$10.00	$427,057,290	0.0001102	$47,061.72
	Other	Participation Interests	Rule 457(h)	4,960,975				(2)
	Total Offering Amounts					$427,057,290		$47,061.72
	Total Fees Previously Paid							$47,061.72
	Total Fee Offsets							̶
	Net Fee Due							$0

(1)	Includes 40,997,500 shares to be offered for sale in the stock offering and 1,708,229 shares to be issued to Needham Bank Charitable Foundation, Inc.

(2)	The securities of NB Bancorp, Inc. to be purchased by the Needham Bank 401(k) Plan are included in the amount shown for common stock. However, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, no separate fee is required for the participation interests. Pursuant to such rule, the amount being registered has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such plan.